UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2015

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the registrant announced that Michael R. McFerran has been appointed as Executive Vice President, Chief Financial Officer and Treasurer of its general partner, effective March 23, 2015, at which time he will assume firm-wide CFO responsibilities.

Mr. McFerran, 43, was previously a Managing Director at Kohlberg Kravis Roberts & Co. L.P. where he served as the Chief Financial Officer of its credit business and was the Chief Operating Officer and Chief Financial Officer of KKR Financial Holdings LLC. Prior to joining KKR in 2005, Mr. McFerran spent the majority of his career at Ernst & Young LLP in its financial services practice where he specialized in providing assurance and advisory services to a diverse mix of financial services firms.  Mr. McFerran also held Vice President roles at XL Capital Ltd. and American Express.  Mr. McFerran holds an M.B.A. from the Haas School of Business at U.C. Berkeley and a B.S. in Business Administration from San Francisco State University.

Effective March 23, 2015, Daniel F. Nguyen, the current Executive Vice President, Chief Financial Officer and Treasurer, will step down from his current position as Executive Vice President, Chief Financial Officer and Treasurer and remain with the firm as Executive Vice President, Chief Financial Officer and Treasurer of the Private Equity and Tradable Credit Groups.

Pursuant to the terms of an offer letter dated March 10, 2015, Mr. McFerran will receive an annual base salary of $1,000,000 for service as Chief Financial Officer of the firm.  Mr. McFerran will also be eligible to earn an annual discretionary bonus based on the achievement of performance factors determined by the registrant.  For 2015, Mr. McFerran’s target annual discretionary bonus is expected to be between 50% and 100% of his annual base salary. Mr. McFerran will also receive reimbursement for expenses for reasonable relocation and other related costs.

Subject to approval by the board of directors of the general partner of the registrant, Mr. McFerran will receive an award of restricted units with an initial value of $500,000 upon the commencement of his employment, and successive similar awards on each of the first four anniversaries of the date of his commencement of employment provided he remains employed by the registrant and its subsidiaries in good standing through such date.  Each restricted unit award will vest in equal installments on the third, fourth and fifth anniversaries of the respective award date.  All unvested restricted units will be forfeited upon Mr. McFerran’s termination of employment, subject to certain accelerated vesting, including upon a termination without cause (as defined in the offer letter).

Subject to approval of the board of directors of the general partner of the registrant, Mr. McFerran will receive an award of options to purchase common units of the registrant with an aggregate notional value of $5,000,000 based on a targeted common unit price above the aggregate exercise price upon the commencement of his employment.  These options will vest in equal installments on the third, fourth and fifth anniversaries of the award date.  All unvested options will be forfeited upon Mr. McFerran’s termination of employment, subject to certain accelerated vesting, including upon a termination without cause.

If Mr. McFerran continues to be employed in good standing upon the first anniversary of the commencement of his employment, he will be awarded participation interests in the carried interest associated with the profits of one or more of certain firm-sponsored funds.

Mr. McFerran will enter into a fair competition agreement that provides for certain restrictive covenants relating to the registrant and its subsidiaries, including confidentiality provisions and an assignment of invention provisions.

A copy of the Company’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

99.1	Press Release, dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: March 18, 2015

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated March 18, 2015